For Immediate Release

Hagerty Reports Third Quarter 2025 Results
Increases 2025 Outlook

•The Company raised its full year 2025 outlook for Total Revenue growth to 14-15%, Net Income growth to 58-65%, and Adjusted EBITDA growth to 37-41%
•Third quarter 2025 Total Revenue increased 18% year-over-year to $380.0 million, and year-to-date 2025 Total Revenue increased 18% to $1,068.3 million
•Third quarter 2025 Written Premium increased 16% year-over-year to $334.0 million, and year-to-date 2025 Written Premium increased 13% to $934.4 million
•Third quarter 2025 Marketplace revenue increased 58% year-over-year to $34.2 million, and year-to-date 2025 Marketplace revenue increased 135% to $89.9 million
•Third quarter 2025 Operating Income increased 240% year-over-year to $34.3 million, and year-to-date 2025 Operating Income increased 78% to $107.7 million
•Third quarter 2025 Net Income increased 143% year-over-year to $46.2 million, and year-to-date 2025 Net Income increased 73% to $120.7 million
•Third quarter 2025 Adjusted EBITDA (a non-GAAP measure) increased 106% year-over-year to $49.7 million, and year-to-date 2025 Adjusted EBITDA increased 46% to $153.1 million
•Third quarter 2025 Basic and Diluted Earnings Per Share was $0.18 and $0.11, respectively, and year-to-date 2025 Basic and Diluted Earnings Per Share was $0.35 and $0.29, respectively
•The Company signed a new partnership with Liberty Mutual, the seventh largest auto insurer in the United States
TRAVERSE CITY, Michigan, November 4, 2025 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive enthusiast brand and leading specialty vehicle insurance provider, announced today financial results for the three and nine months ended September 30, 2025.

“We delivered high rates of growth through the third quarter of 2025 with year-to-date revenue gains of 18%. Margins continued to expand as we scale up our business while maintaining tight cost discipline, resulting in year-to-date net income growth of 73%, and Adjusted EBITDA gains of 46%,” said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty.

“Our strong business momentum allowed us to increase our 2025 outlook for the second straight quarter as we help car enthusiasts protect, buy and sell, and enjoy their special vehicles. We now expect to deliver total revenue growth of 14-15% and net income growth of 58-65% in 2025. We believe 2026 is shaping up to be another great year of sustained growth and margin expansion, and we continue to develop our growth pipeline through 2030, including new partnerships,” added Mr. Hagerty.

THIRD QUARTER AND YTD 2025 FINANCIAL HIGHLIGHTS

•Third quarter 2025 Total Revenue increased 18% year-over-year to $380.0 million, and year-to-date 2025 Total Revenue increased 18% year-over-year to $1,068.3 million
•Third quarter 2025 Written Premium increased 16% year-over-year to $334.0 million, and year-to-date 2025 Written Premium increased 13% year-over-year to $934.4 million
•Third quarter 2025 Commission and fee revenue increased 18% year-over-year to $137.1 million, and year-to-date 2025 Commission and fee revenue increased 14% year-over-year to $380.7 million
•Policies in Force Retention was 88.6% as of September 30, 2025 compared to 88.8% in the prior year period, and total insured vehicles increased 7% year-over-year to 2.7 million
•Third quarter 2025 Loss Ratio was 42.0% including a 1.1% impact from catastrophe losses, compared to 60.0% in the prior year period which was negatively impacted by Hurricane Helene. Year-to-date 2025 Loss Ratio was 42.1% including a 3.1% impact from catastrophe losses, compared to 47.7% in the prior year period
•Third quarter 2025 Earned Premium increased 13% year-over-year to $187.0 million, and year-to-date 2025 Earned Premium increased 12% year-over-year to $534.2 million
•Third quarter 2025 Membership, marketplace and other revenue increased 34% year-over-year to $55.9 million, and year-to-date 2025 Membership, marketplace and other revenue increased 54% year-over-year to $153.4 million
•Third quarter 2025 Marketplace revenue increased 58% year-over-year to $34.2 million, and year-to-date 2025 Marketplace revenue increased 135% year-over-year to $89.9 million
◦The increase was primarily due to a higher level of inventory sales as well as the addition of European auctions
•Third quarter 2025 Membership revenue increased 8% year-over-year to $16.0 million, and year-to-date 2025 Membership revenue increased 11% year-over-year to $47.0 million
◦Hagerty Drivers Club (HDC) paid members increased 6% year-over-year to approximately 921,000 compared to 868,000
•Third quarter 2025 Operating Income increased 240% year-over-year to $34.3 million, and year-to-date 2025 Operating Income increased 78% year-over-year to $107.7 million
•Third quarter 2025 Operating Income margin increased by approximately 590 bps, and year-to-date 2025 Operating Income margin increased by approximately 350 bps compared to the prior year periods
◦Year-to-date 2025 General and administrative expenses increased 11.5% due to an increase in professional fees related to the secondary offering and the Markel Fronting Arrangement, as well as software-related costs
◦Year-to-date 2025 Salary and benefits increased 18.8% due to higher accrued incentive compensation reflecting strong performance in 2025 compared to the prior year period when accruals were negatively impacted by Hurricane Helene
•Third quarter 2025 Depreciation and amortization was $9.4 million compared to $9.2 million in the prior year period, and year-to-date 2025 depreciation and amortization was $27.7 million compared to $29.8 million in the prior year period

•Third quarter 2025 Net Income increased 143% year-over-year to $46.2 million, and year-to-date 2025 Net Income increased 73% year-over-year to $120.7 million
•Third quarter 2025 Interest and other income (expense) was $21.0 million of expense, which included a $29.2 million expense related to a change in our tax receivable agreement liability (“TRA”) liability and $2.0 million of interest expense, partially offset by $11.5 million in interest and investment income
•Year-to-date 2025 Interest and other income (expense) was $8.3 million of expense, which included a $32.3 million expense related to a change in our TRA liability and $5.9 million of interest expense, partially offset by $31.1 million in interest and investment income
•Third quarter 2025 Income tax benefit of $32.8 million, which included the release of a portion of the valuation allowance against our deferred tax assets which decreased taxes by $38.1 million in the quarter. This release was triggered in the third quarter after management concluded that sufficient sources of future taxable income will be generated to realize a portion of our deferred tax assets
•Third quarter 2025 Adjusted EBITDA (a non-GAAP measure) increased 106% year-over-year to $49.7 million, and year-to-date 2025 Adjusted EBITDA increased 46% year-over-year to $153.1 million
•Third quarter 2025 Basic and Diluted Earnings Per Share was $0.18 and $0.11, respectively, and year-to-date 2025 Basic and Diluted Earnings Per Share was $0.35 and $0.29, respectively
•Third quarter 2025 Adjusted Earnings Per Share (a non-GAAP measure) was $0.13, and year-to-date 2025 Adjusted Earnings Per Share was $0.34
•The Company ended the quarter with $160.4 million of unrestricted cash and $178.0 million of total debt, $75.0 million of which was back leverage for Broad Arrow Capital’s portfolio of loans collateralized by collector cars
The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

2025 OUTLOOK - SUSTAINED REVENUE GROWTH AND MARGIN EXPANSION
We believe 2025 is on track to be another year of strong profit growth for Hagerty as our team executes on our long-term plan to create value for stakeholders by delivering high rates of compounding revenue growth through investing in our long-term competitive advantages. In 2025, these investments aggregate to $20 million of elevated spend, primarily in our new technology platform, Duck Creek, which we believe will help us more efficiently grow our business over the coming years. We remain focused on growing our Insurance, Membership and Marketplace businesses, positioning us to deliver sustained, compounding profit growth over the coming years, and fund our purpose to save driving and fuel car culture for future generations.

•For full year 2025, Hagerty anticipates:
◦Written Premium growth of 13-14%
◦Total Revenue growth of 14-15%
◦Net Income growth of 58-65%
◦Adjusted EBITDA growth of 37-41%

		Prior 2025 Outlook[1] ($)		Revised 2025 Outlook ($)
in thousands	2024 Results	Low End	High End	Low End	High End
Total Written Premium	$1,044,492	$1,180,000	$1,191,000	$1,180,000	$1,191,000
Total Revenue	$1,200,038	$1,356,000	$1,368,000	$1,368,000	$1,380,000
Net Income[2,4,5]	$78,303	$112,000	$120,000	$124,000	$129,000
Adjusted EBITDA[3,4]	$124,473	$162,000	$172,000	$170,000	$176,000

1    Prior 2025 Outlook shared on the Company’s second quarter earnings call on August 4th, 2025.
2    Fully diluted share count of approximately 361 million shares including Class A Common Stock, Class V Common Stock, Series A Convertible Preferred Stock, and share-based compensation awards.
3    See Non-GAAP Financial Measures below for additional information regarding this non-GAAP financial measure.
4    Profit ranges incorporate $20 million of elevated technology investments in 2025, as well as approximately $10 million pre-tax impact from the Southern California wildfires.
5     Full year 2025 net income includes $5.8 million of net benefit as a result of the release of a portion of our valuation allowance of $38.1 million partially offset by a $32.3 million loss related to the change in value of the TRA liability.

Conference Call Details

Hagerty will hold a conference call to discuss the financial results on Tuesday, November 4, 2025 10:00 am Eastern Time. A webcast of the conference call, including its Investor Presentation highlighting third quarter 2025 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements provided, other than statements of historical fact, are forward-looking statements, including those regarding Hagerty’s future operating results and financial position, Hagerty’s business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and Hagerty’s objectives for future operations. The words "anticipate," "believe," "envision," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively and to attract, retain and engage insurance policyholders and paid Hagerty Drivers Club ("HDC") members; (ii) Hagerty’s reliance on key strategic relationships, including distribution partners and underwriting carrier partners, and our ability to enter into, implement, and realize the anticipated benefits of the proposed Fronting Arrangement with Markel; (iii) the performance and availability of reinsurance and fronting capacity, and the timing and terms of renewals; (iv) execution risks associated with technology initiatives, including implementation, and migration to the Duck Creek policy administration platform, and risks of disruptions, interruptions, outages, cybersecurity events, or other issues with Hagerty’s technology systems or third‑party service providers; (v) macroeconomic and industry conditions, including inflation, interest rate movements, capital market volatility, consumer sentiment, and the cyclicality of collector and enthusiast vehicle prices and transaction volumes; (vi) risks associated with Hagerty’s Marketplace and Broad Arrow Capital businesses, including inventory and credit risk, financing availability and cost, and the potential for write‑downs; (vii) catastrophe, weather and other losses, including increases in the frequency or severity of claims; (viii) Hagerty’s ability to obtain and implement rate changes and other regulatory approvals on a timely basis, and (ix) the impact of evolving laws and regulations applicable to Hagerty’s business in the United States and internationally.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in Hagerty's other press releases, reports and other filings with the Securities and Exchange Commission. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and its business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is an automotive enthusiast brand committed to saving driving and to fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 920,000 who can’t get enough of cars. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn.

More information can be found at newsroom.hagerty.com.

Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,
	2025	2024	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$137,103	$116,161	$20,942	18.0%
Earned premium, net	187,039	165,686	21,353	12.9%
Membership, marketplace and other revenue	55,852	41,527	14,325	34.5%
Total revenue	379,994	323,374	56,620	17.5%
OPERATING EXPENSES:
Salaries and benefits	68,110	47,192	20,918	44.3%
Ceding commissions, net	87,411	77,501	9,910	12.8%
Losses and loss adjustment expenses	78,626	99,430	(20,804)	(20.9)%
Sales expense	77,672	59,141	18,531	31.3%
General and administrative expenses	24,445	20,837	3,608	17.3%
Depreciation and amortization	9,413	9,184	229	2.5%
Total operating expenses	345,677	313,285	32,392	10.3%
OPERATING INCOME	34,317	10,089	24,228	240.1%
Loss related to warrant liabilities, net	—	(463)	463	N/M
Interest and other income (expense), net [1]	(20,980)	8,359	(29,339)	N/M
INCOME BEFORE TAXES	13,337	17,985	(4,648)	(25.8)%
Income tax benefit [2]	32,834	1,022	31,812	N/M
NET INCOME	46,171	19,007	27,164	142.9%
Net income attributable to non-controlling interest	(25,323)	(14,122)	11,201	79.3%
Accretion of Series A Convertible Preferred Stock	(1,903)	(1,875)	28	1.5%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$18,945	$3,010	$15,935	529.4%

Earnings per share of Class A Common Stock:
Basic	$0.18	$0.03
Diluted	$0.11	$0.03

Weighted average shares of Class A Common Stock outstanding:
Basic	96,167	89,691
Diluted	347,240	89,691

N/M = Not meaningful

1 Includes a $29.2 million loss related to changes in the value of the TRA liability.
2 Includes $38.1 million gain related to the release of a portion of the valuation allowance.

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Nine months ended September 30,
	2025	2024	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$380,677	$333,817	$46,860	14.0%
Earned premium, net	534,179	474,917	59,262	12.5%
Membership, marketplace and other revenue	153,430	99,573	53,857	54.1%
Total revenue	1,068,286	908,307	159,979	17.6%
OPERATING EXPENSES:
Salaries and benefits	191,275	161,001	30,274	18.8%
Ceding commissions, net	247,682	221,877	25,805	11.6%
Losses and loss adjustment expenses	224,969	226,515	(1,546)	(0.7)%
Sales expense	199,678	146,791	52,887	36.0%
General and administrative expenses	69,204	62,072	7,132	11.5%
Depreciation and amortization	27,734	29,758	(2,024)	(6.8)%
Gain related to divestiture	—	(87)	87	N/M
Total operating expenses	960,542	847,927	112,615	13.3%
OPERATING INCOME	107,744	60,380	47,364	78.4%
Loss related to warrant liabilities, net	—	(8,544)	8,544	N/M
Interest and other income (expense), net [1]	(8,262)	27,945	(36,207)	(129.6)%
INCOME BEFORE TAXES	99,482	79,781	19,701	24.7%
Income tax (expense) benefit [2]	21,184	(9,918)	31,102	N/M
NET INCOME	120,666	69,863	50,803	72.7%
Net income attributable to non-controlling interest	(80,474)	(55,951)	24,523	43.8%
Accretion of Series A Convertible Preferred Stock	(5,653)	(5,552)	101	1.8%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$34,539	$8,360	$26,179	313.1%

Earnings per share of Class A Common Stock:
Basic	$0.35	$0.09
Diluted	$0.29	$0.09

Weighted average shares of Class A Common Stock outstanding:
Basic	92,326	86,689
Diluted	346,672	87,601

N/M = Not meaningful

1 Includes a $32.3 million loss related to changes in the value of the TRA liability.
2 Includes $38.1 million gain related to the release of a portion of the valuation allowance.

Hagerty, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2025	2024

ASSETS	in thousands (except share amounts)
Current Assets:
Cash and cash equivalents	$160,386	$104,784
Restricted cash and cash equivalents	172,261	128,061
Investments	130,147	73,957
Accounts receivable	107,476	84,763
Premiums receivable	230,919	153,748
Commissions receivable	27,404	20,430
Notes receivable	94,158	45,417
Deferred acquisition costs, net	192,496	156,466
Other current assets	99,073	90,779
Total current assets	1,214,320	858,405
Investments	543,772	515,570
Notes receivable	17,807	11,555
Lease right-of-use assets	42,229	44,485
Intangible assets, net	88,452	90,107
Goodwill	114,150	114,123
Deferred tax assets	45,265	—
Other long-term assets	85,960	75,093
TOTAL ASSETS	$2,151,955	$1,709,338
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$147,868	$104,496
Current portion of long-term debt	73,118	792
Losses payable and provision for unpaid losses and loss adjustment expenses	276,678	266,878
Ceding commissions payable	107,473	77,389
Advance premiums and due to insurers	171,616	108,352
Unearned premiums	439,395	357,539
Total current liabilities	1,216,148	915,446
Long-term lease liabilities	40,511	43,178
Long-term debt, net	104,386	104,968
Deferred tax liability	24,185	18,065
Tax receivable agreement liability	37,913	1,956
Other long-term liabilities	14,021	17,556
TOTAL LIABILITIES	1,437,164	1,101,169
Commitments and Contingencies	—	—
TEMPORARY EQUITY [1]
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of September 30, 2025 and December 31, 2024)	84,716	84,663
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 100,426,473 and 90,032,391 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	10	9
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 241,552,156 and 251,033,906 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	24	25
Additional paid-in capital	622,405	603,780
Accumulated earnings (deficit)	(411,786)	(451,978)
Accumulated other comprehensive income (loss)	998	(1,514)
Total stockholders' equity	211,651	150,322
Non-controlling interest	418,424	373,184
Total equity	630,075	523,506
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$2,151,955	$1,709,338

1 The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30,
	2025	2024

OPERATING ACTIVITIES:	in thousands
Net income	$120,666	$69,863
Adjustments to reconcile net income to net cash from operating activities:
Loss on disposals of equipment, software and other assets	1,440	401
Loss related to warrant liabilities, net	—	8,544
Expense related to tax receivable agreement liability	32,275	1,322
Depreciation and amortization	27,734	29,758
Provision for deferred taxes	(34,413)	2,772
Share-based compensation expense	14,627	13,018
Non-cash lease expense	6,590	5,920
Realized (gain) loss on investments, net	(2,150)	(1,783)
(Accretion) amortization of discount and premium, net	(3,489)	(1,755)
Other	1,681	1,775
Changes in operating assets and liabilities:
Accounts, premiums and commissions receivable	(124,250)	(28,062)
Deferred acquisition costs, net	(36,030)	(26,998)
Losses payable and provision for unpaid losses and loss adjustment expenses	9,800	60,328
Ceding commissions payable	30,084	(14,734)
Advance premiums and due to insurers	62,583	48,752
Unearned premiums	81,855	68,344
Operating lease assets and liabilities	(6,876)	(6,781)
Other assets and liabilities, net	7,758	(41,042)
Net Cash Provided by Operating Activities	189,885	189,642
INVESTING ACTIVITIES:
Capital expenditures	(18,499)	(17,278)
Acquisitions, net of cash acquired, and other investments	(2,125)	(23,865)
Issuance of notes receivable	(49,095)	(55,030)
Collection of notes receivable	14,832	32,099
Purchases of fixed maturity securities	(223,055)	(565,838)
Proceeds from sales of fixed maturity securities	41,173	53,253
Proceeds from maturities of fixed maturity securities	122,196	23,766
Purchases of equity securities	(10,565)	(10,602)
Proceeds from sales of equity securities	911	—
Other investing activities	1,421	1,005
Net Cash Used in Investing Activities	(122,806)	(562,490)
FINANCING ACTIVITIES:
Payments on long-term debt	(170,673)	(63,202)
Proceeds from long-term debt, net of issuance costs	240,701	52,718
Distributions paid to non-controlling interest unit holders	(30,547)	(5,320)
Payment of Series A Convertible Preferred Stock dividends	(5,600)	(5,600)
Funding of tax receivable agreement payments	(223)	—
Funding of employee tax obligations upon vesting of share-based payments	(3,536)	(5,713)
Other financing activities	289	—
Net Cash Provided by (Used in) Financing Activities	30,411	(27,117)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	2,312	(882)

Change in cash and cash equivalents and restricted cash and cash equivalents	99,802	(400,847)
Beginning cash and cash equivalents and restricted cash and cash equivalents	232,845	724,276
Ending cash and cash equivalents and restricted cash and cash equivalents	$332,647	$323,429

Hagerty, Inc.
Key Performance Indicators and Certain Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

	Three months ended September 30,
	2025	2024	Change

Operational Metrics	dollars in thousands (except per share amounts)
Total Written Premium	$334,048	$287,609	$46,439	16.1%
Hagerty Re Loss Ratio	42.0%	60.0%	(18.0)%	N/M
Hagerty Re Combined Ratio	89.6%	107.7%	(18.1)%	N/M
New Business Count — Insurance	114,513	77,418	37,095	47.9%

GAAP Financial Measures
Total Revenue	$379,994	$323,374	$56,620	17.5%
Operating Income	$34,317	$10,089	$24,228	240.1%
Net Income	$46,171	$19,007	$27,164	142.9%
Basic Earnings Per Share	$0.18	$0.03	$0.15	N/M
Diluted Earnings Per Share	$0.11	$0.03	$0.08	N/M

Non-GAAP Financial Measures
Adjusted EBITDA	$49,714	$24,165	$25,549	105.7%
Adjusted Earnings Per Share	$0.13	$0.05	$0.08	160.0%

	Nine months ended September 30,
	2025	2024	Change

Operational Metrics	dollars in thousands (except per share amounts)
Total Written Premium	$934,360	$827,068	$107,292	13.0%
Hagerty Re Loss Ratio	42.1%	47.7%	(5.6)%	N/M
Hagerty Re Combined Ratio	89.3%	95.1%	(5.8)%	N/M
New Business Count — Insurance	257,694	225,753	31,941	14.1%

GAAP Financial Measures
Total Revenue	$1,068,286	$908,307	$159,979	17.6%
Operating Income	$107,744	$60,380	$47,364	78.4%
Net Income	$120,666	$69,863	$50,803	72.7%
Basic Earnings Per Share	$0.35	$0.09	$0.26	N/M
Diluted Earnings Per Share	$0.29	$0.09	$0.20	N/M

Non-GAAP Financial Measures
Adjusted EBITDA	$153,066	$104,605	$48,461	46.3%
Adjusted Earnings Per Share	$0.34	$0.22	$0.12	54.5%

N/M = Not meaningful

	September 30,	December 31,
	2025	2024	Change

Operational Metrics
Policies in Force	1,617,231	1,506,451	110,780	7.4%
Policies in Force Retention	88.6%	89.0%	(0.4)%	N/M
Vehicles in Force	2,739,037	2,576,700	162,337	6.3%
HDC Paid Member Count	920,725	875,822	44,903	5.1%
Net Promoter Score (NPS)	82	82	—	—%

N/M = Not meaningful

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income, excluding net interest and other income (expense), income tax expense, and depreciation and amortization, further adjusted to exclude (i) net gains and losses related to our warrant liabilities prior to the warrant exchange transaction that closed in July 2024 (the "Warrant Exchange"); (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges; (iv) gains, losses and impairments related to divestitures; and (v) certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management uses Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to Net income, which is the most comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance. Our definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, which is Net income:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

	in thousands
Net income	$46,171	$19,007	$120,666	$69,863
Interest and other (income) expense, net [1,2]	20,980	(8,359)	8,262	(27,945)
Income tax expense (benefit) [3]	(32,834)	(1,022)	(21,184)	9,918
Depreciation and amortization	9,413	9,184	27,734	29,758
EBITDA	43,730	18,810	135,478	81,594
Loss related to warrant liabilities, net	—	463	—	8,544
Share-based compensation expense	5,089	4,092	14,627	13,018
Gain related to divestiture	—	—	—	(87)
Other unusual items [4]	895	800	2,961	1,536
Adjusted EBITDA	$49,714	$24,165	$153,066	$104,605

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" in the Condensed Consolidated Statements of Operations.
2    Principally includes interest income, net investment income related to our investment portfolio, and interest expense, as well as changes in the value of the TRA liability, which totaled $29.2 million and $32.3 million during the three and nine months ended September 30, 2025, respectively, and $1.3 million during the three and nine months ended September 30, 2024.
3    Income tax expense (benefit) for the three and nine months ended September 30, 2025 includes a $38.1 million benefit related to the release of a portion of the valuation allowance against our deferred tax assets.
4    For the three and nine months ended September 30, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the THG Unit Exchange and related secondary offering, and certain material severance expenses. For the three and nine months ended September 30, 2024, other unusual items includes professional fees associated with the Warrant Exchange.

The following table reconciles Adjusted EBITDA for the year ended December 31, 2025 Outlook to the most directly comparable GAAP measure, which is Net income:

	2025 Low	2025 High

	in thousands
Net income	$124,000	$129,000
Interest and other (income) expense, net [1,2]	—	—
Income tax expense (benefit) [3]	(13,000)	(12,000)
Depreciation and amortization	39,000	39,000
Share-based compensation expense	20,000	20,000
Adjusted EBITDA	$170,000	$176,000

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" in the Condensed Consolidated Statements of Operations.
2    Principally includes interest income, net investment income related to our investment portfolio, and interest expense, as well as changes in the value of the TRA liability ($32.3 million of expense incurred through the third quarter of 2025).
3    Income tax expense (benefit) includes $38.1 million benefit related to the release of a portion of the valuation allowance against our deferred tax assets.

Adjusted EPS

We define Adjusted Earnings Per Share ("Adjusted EPS") as consolidated Net income, excluding net gains and losses related to our warrant liabilities prior to the Warrant Exchange, divided by our outstanding and total potentially dilutive securities, which includes (i) the weighted average issued and outstanding shares of Class A Common Stock; (ii) all issued and outstanding non-controlling interest units of THG; (iii) all issued and outstanding shares of our Series A Convertible Preferred Stock on an as-converted basis; and (iv) all unissued share-based compensation awards.

The most directly comparable GAAP measure to Adjusted EPS is basic earnings per share ("Basic EPS"), which is calculated as Net income available to Class A Common Stockholders divided by the weighted average number of Class A Common Stock shares outstanding during the period.

We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by securities analysts, investors and other interested parties in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated Net income with our weighted average number of Class A Common Stock shares outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a consolidated and diluted basis.

Management uses Adjusted EPS (i) as a measure of the operating performance of our business on a consolidated and diluted basis; (ii) to evaluate the performance and effectiveness of our operational strategies; and (iii) as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, which is Basic EPS:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

	in thousands (except per share amounts)
Numerator:
Net income available to Class A Common Stockholders [1]	$17,696	$2,798	$32,174	$7,753
Accretion of Series A Convertible Preferred Stock	1,903	1,875	5,653	5,552
Undistributed earnings allocated to Series A Convertible Preferred Stock	1,249	212	2,365	607
Net income attributable to non-controlling interest	25,323	14,122	80,474	55,951
Consolidated net income	46,171	19,007	120,666	69,863
Loss related to warrant liabilities, net	—	463	—	8,544
Adjusted consolidated net income [2]	$46,171	$19,470	$120,666	$78,407

Denominator:
Weighted average shares of Class A Common Stock outstanding [1]	96,167	89,691	92,326	86,689
Total potentially dilutive securities outstanding:
Non-controlling interest THG units	245,616	255,178	245,616	255,178
Series A Convertible Preferred Stock, on an as-converted basis	6,785	6,785	6,785	6,785
Total unissued share-based compensation awards	8,374	8,076	8,374	8,076
Potentially dilutive shares outstanding	260,775	270,039	260,775	270,039
Dilutive shares outstanding [2]	356,942	359,730	353,101	356,728

Basic EPS [1]	$0.18	$0.03	$0.35	$0.09

Adjusted EPS [2]	$0.13	$0.05	$0.34	$0.22

1    Numerator and Denominator of the GAAP measure Basic EPS
2    Numerator and Denominator of the non-GAAP measure Adjusted EPS